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FOR IMMEDIATE RELEASE                                                   CONTACT:
April 26, 2007                            Pfeiffer High Investor Relations, Inc.
                                                                     Geoff High
                                                                    303-393-7044

            DYNAMIC MATERIALS REPORTS FIRST QUARTER FINANCIAL RESULTS

Selected Highlights
o Q1 net income totals $4.9 million, or $0.40 per diluted share
o Q1 sales increase 31% to $33.1 million versus comparable 2006 quarter
o Backlog for Explosive Metalworking remains near all-time high at $67.9 million

BOULDER, Colo. - April 26, 2007 - Dynamic Materials Corporation (DMC) (Nasdaq:
BOOM), a leading provider of explosion-welded clad metal plates, today reported financial results for its first quarter ended March 31, 2007.

Sales increased 31% to $33.1 million from sales of $25.2 million in the first quarter last year. Gross margin was 33% versus 37% in the same quarter a year ago. The decline in gross margin is attributable to normal quarterly fluctuations in product mix. First quarter income from operations increased 17% to $7.5 million versus $6.4 million in the comparable year-ago quarter.

Income from continuing operations increased 18% to $4.9 million, or $0.40 per diluted share, from $4.1 million, or $0.34 per diluted share in the first quarter last year. Net income was $4.9 million, or $0.40 per diluted share, versus net income of $5.5 million, or $0.45 per diluted share, in the first quarter a year ago. Last year's first quarter net income included a gain from discontinued operations of $1.4 million, or $0.11 per diluted share, net of tax, attributable to the sale of a real estate purchase option.

Explosive Metalworking
First quarter sales at the company's Explosive Metalworking segment increased 30% to $31.5 million from $24.2 million in the first quarter last year. Operating income increased 13% to $7.5 million from $6.7 million in last year's first quarter. Order backlog at the end of the first quarter was $67.9 million, down slightly from the all-time high $68.8 million reported at the end of last year's fourth quarter.

AMK Welding
Sales at DMC's AMK Welding segment increased 60% to $1.6 million versus sales of $1.0 million in the first quarter last year. Operating income increased 144% to $264,000 versus $108,000 reported in the comparable year-ago quarter.

Management Commentary
Yvon Cariou, president and chief executive officer, said, "Our first quarter financial results were stronger than expected thanks to the convergence of several positive developments. Late in the quarter, we received earlier-than-anticipated deliveries of select source metals at our Mt. Braddock, Pennsylvania facility, and our team responded with a tremendous effort and many long hours to move these metals through production. In addition, we were able to utilize some of the new equipment we have been bringing on-line at Mt. Braddock as part of our capacity expansion program.

"We expect that the new capacity at our U.S. facilities will be largely operational by the end of the current quarter, and we are pleased by the progress being made on the modernization of our production sites in France and Sweden," Cariou added. "Although we expect to see ongoing tightness in the metal supply chain, we remain encouraged by the continued strong demand we are experiencing from across all of our global target markets."

Rick Santa, chief financial officer, said, "We previously indicated that the last three quarters of fiscal 2007 could be stronger than the first quarter, which we believed would be impacted by metal supply issues. Given our better-than-expected Q1 performance, we now believe that our second quarter results will likely be comparable to those of the first. For the full fiscal year, we are reiterating our forecast of year-over-year top-line growth in the 20 percent range."

Conference call information
Management will hold a conference call to discuss first quarter results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at www.dynamicmaterials.com, or by dialing into the teleconference at 866-510-0710 (617-597-5378 for international callers) and entering the passcode 81853317. Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 30 days and a telephonic replay will be available through May 3, 2007, by calling 888-286-8010 (617-801-6888 for international callers) and entering the passcode 42763833.

About Dynamic Materials Corporation
Based in Boulder, Colorado, Dynamic Materials Corporation is a leading international metalworking company. Its products, which are typically used in industrial capital projects, include explosion-welded clad metal plates and other metal fabrications for use in a variety of industries, including upstream oil and gas, oil refinery, petrochemicals, hydrometallurgy, aluminum production, shipbuilding, power generation, industrial refrigeration and similar industries. The Company operates two business segments: Explosive Metalworking, which uses proprietary explosive processes to fuse different metals and alloys, and AMK Welding, which utilizes various technologies to weld components for use in power-generation turbines, as well as commercial and military jet engines. For more information, visit the Company's website at www.dynamicmaterials.com.

Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties including, but not limited to, the following: our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipment; fluctuations in customer demand; changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timely receipt of government approvals and permits; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended December 31, 2006.

                                       ###

                   DYNAMIC MATERIALS CORPORATION & SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
                    (Dollars in Thousands, Except Share Data)
                                   (unaudited)

                                                                           Three months ended
                                                                                March 31,
                                                                    ----------------- -----------------
                                                                          2007              2006
                                                                    ----------------- -----------------
NET SALES                                                                $    33,094       $    25,175
COST OF PRODUCTS SOLD                                                         22,243            15,894
                                                                    ----------------- -----------------
       Gross profit                                                           10,851             9,281
                                                                    ----------------- -----------------
COSTS AND EXPENSES:
  General and administrative expenses                                          1,662             1,527
  Selling expenses                                                             1,647             1,324
                                                                    ----------------- -----------------
       Total costs and expenses                                                3,309             2,851
                                                                    ----------------- -----------------
INCOME FROM OPERATIONS OF CONTINUING OPERATIONS                                7,542             6,430
OTHER INCOME (EXPENSE):
  Interest income, net                                                           188                94
  Other income (expense), net                                                    (7)               (6)
                                                                   ----------------- -----------------
    INCOME BEFORE INCOME TAXES AND
       DISCONTINUED OPERATIONS                                                 7,723             6,518
INCOME TAX PROVISION                                                           2,841             2,379
                                                                    ----------------- -----------------
INCOME FROM CONTINUING OPERATIONS                                              4,882             4,139
INCOME FROM DISCONTINUED OPERATIONS, net of tax                                    -             1,357
                                                                    ----------------- -----------------
NET INCOME                                                               $     4,882       $     5,496
                                                                    ================= =================
INCOME PER SHARE - BASIC:
  Continuing operations                                                  $      0.41       $      0.35
  Discontinued operations                                                          -              0.12
                                                                    ----------------- -----------------
  Net income                                                             $      0.41       $      0.47
                                                                    ================= =================
INCOME PER SHARE - DILUTED:
  Continuing operations                                                  $      0.40       $      0.34
  Discontinued operations                                                          -              0.11
                                                                    ----------------- -----------------
  Net income                                                             $      0.40       $      0.45
                                                                    ================= =================
WEIGHTED AVERAGE NUMBER OF SHARES
          OUTSTANDING -
  Basic                                                                   12,009,577        11,768,098
                                                                    ================= =================
  Diluted                                                                 12,222,601        12,217,547
                                                                    ================= =================
ANNUAL DIVIDENDS DECLARED PER COMMON SHARE                               $         -       $      0.15
                                                                    ================= =================

                   DYNAMIC MATERIALS CORPORATION & SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)


ASSETS                                                             March 31,         December 31,
                                                                     2007                2006
                                                                  (unaudited)
                                                              ----------------- ------------------

Cash and cash equivalents                                           $   19,779         $   17,886
Restricted cash                                                              -              3,059
Accounts receivable, net                                                20,999             21,549
Inventories                                                             21,723             19,226
Other current assets                                                     2,114              2,127
                                                              ----------------- ------------------
    Total current assets                                                64,615             63,847
Property, plant and equipment, net                                      23,145             20,260
Other long-term assets                                                     862                866
                                                              ----------------- ------------------
Total assets                                                        $   88,622         $   84,973
                                                              ================= ==================
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                                    $   11,552         $   13,572
Accrued income taxes                                                     3,909              1,892
Customer advances                                                        2,369              2,394
Other current liabilities                                                5,335              7,057
Current portion of long-term debt                                          386                382
                                                              ----------------- ------------------
    Total current liabilities                                           23,551             25,297
Long-term debt                                                             386                382
Other long-term liabilities                                              1,660              1,714
Stockholders' equity                                                    63,025             57,580
                                                              ----------------- ------------------
Total liabilities and stockholders' equity                          $   88,622         $   84,973
                                                              ================= ==================

                   DYNAMIC MATERIALS CORPORATION & SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
                             (Dollars in Thousands)
                                   (unaudited)

                                                                                  2007           2006
                                                                            -------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                  $   4,882      $   5,496
    Adjustments to reconcile net income to net cash
      provided by operating activities -
          Income from discontinued operations, net of tax                               -        (1,357)
          Depreciation                                                                395            317
          Amortization of capitalized debt issuance costs                               -              7
          Stock-based compensation                                                    224            336
          Provision for deferred income taxes                                        (46)            320
          Change in working capital, net                                            (622)          1,374
                                                                            -------------- --------------
              Net cash flows provided by operating activities                       4,833          6,493
                                                                            -------------- --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of property, plant and equipment                                  (3,257)          (469)
    Sale of marketable securities                                                       -          1,950
    Loan to related party                                                               -        (1,206)
    Change in other non-current assets                                                  -             79
    Payment received on other receivables related to discontinued
      operations                                                                        -              3
    Cash flows provided by investing activities of discontinued
      operations                                                                        -          2,197
                                                                            -------------- --------------
        Net cash flows used in investing activities                               (3,257)          2,554
                                                                            -------------- --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayments on lines of credit, net                                                  -           (45)
    Payments on long-term debt                                                          -           (45)
    Payment of dividends                                                                -        (1,766)
    Net proceeds from issuance of common stock                                        278             74
    Tax benefit related to stock options                                                -             54
    Other cash flows from financing activities                                          5              7
                                                                            -------------- --------------
        Net cash flows used in financing activities                                   283        (1,721)
                                                                            -------------- --------------
EFFECTS OF EXCHANGE RATES ON CASH                                                      34             25
                                                                            -------------- --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                           1,893          7,351
CASH AND CASH EQUIVALENTS, beginning of the period                                 17,886          5,763
                                                                            -------------- --------------
CASH AND CASH EQUIVALENTS, end of the period                                    $  19,779      $  13,114
                                                                            ============== ==============